Proxy card front
AeroCentury Corp.
This Proxy is Solicited on Behalf of the Board of Directors.
1440 Chapin Avenue, Suite 310, Burlingame, California  94010

The undersigned hereby appoints Neal D. Crispin and Toni M. Perazzo, as
Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of AeroCentury Corp. held of record by the undersigned on March 1, 2005, at the 2005 Annual Meeting of Stockholders of the Company to be held on April 28, 2005, or at any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS
[  ]FOR all nominees listed below       [  ]  WITHHOLD AUTHORITY
(except as marked to the contrary below)      to vote for all nominees
                                              listed below
 (Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below)

                                 Thomas G. Hiniker

                                 Toni M. Perazzo

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP as independent auditors for the Company for the fiscal year ending December 31, 2005.
        [ ]  FOR                 [ ] AGAINST                [ ]  ABSTAIN
3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1 AND 2
                  PLEASE TURN OVER, DATE AND SIGN REVERSE SIDE

Proxy card back

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" PROPOSAL NO. 2. Please sign exactly as your name appears on the attached label. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Change of Address (if applicable):


________________________________________  Title (if any) _______________________
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(Second Signature, if held jointly)